Exhibit 99.1

POWER OF ATTORNEY

RIT Capital Partners plc, a public limited company organized under the laws of England and Wales (the “Company”), does hereby nominate, appoint and authorize Mr. Tim Whyte, its attorney-in-fact, with full power and authority to execute, verify and file or cause to be executed or filed all forms on behalf of the Company relating to Far East Energy Corporation, a Nevada corporation, with the Security and Exchange Commission (the “SEC”), along with all the necessary amendments, undertakings, certificates, statements, etc., and to do all such acts on behalf of the Company as may be required in relation to executing, verifying and filing such forms with the SEC.

This Power of Attorney is valid as of the date hereof and shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

Dated this 10 day of January, 2007.

RIT Capital Partners plc

/s/ D.W. A Bridge
By:	D.W. A Bridge
Title:	Director

/s/ C.J. Wise
By:	C.J. Wise
Title:	Secretary